Exhibit  16.1

GATELY & ASSOCIATES, LLC Certified Public Accountants	1248 Woodridge Court Altamonte Springs, FL 32714 Telephone: 407-341-6942 Telefax: 407-540-9612

February 12, 2009

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4.01 of Form 8-K dated February 12, 2009 of Confederate Motors, Inc. and are in agreement with the statements contained therein.  Our review report expressed a going concern.  We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

Very truly yours,

/s/ Gately & Associates, LLC